THIRD QUARTER 2026
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,802,809	1,322,200	1,645 (1)	—	—

Bellevue	1,028,470	—	—	—	—

Portland	930,903	44,236	657	—	—

San Antonio	—	588,148	—	—	—

San Francisco	511,493	35,097	—	—	—

Oahu	—	430,288	—	93,925	369

Total	4,273,675	2,419,969	2,302	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.3	million	64%	53%
	Retail (3)	2.4	million	36%	26%
Data is as of September 30, 2026.	Totals	6.7	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2026. NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI to net income are included in the Glossary of Terms.

(3) Does not include mixed-use retail.

Third Quarter 2026 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions, including the impact of tariffs and other trade restrictions; the potential impact of a prolonged government shutdown; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyberattacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Third Quarter 2026 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Third Quarter 2026 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2026	December 31, 2025

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,724,574	$3,694,203
Construction in progress	92,656	68,937
Held for development	487	487
	3,817,717	3,763,627
Accumulated depreciation	(1,213,965)	(1,144,259)
Net real estate	2,603,752	2,619,368
Cash and cash equivalents	89,613	129,362
Accounts receivable, net	6,920	7,407
Deferred rent receivable, net	84,771	84,642
Other assets, net	81,110	80,497
TOTAL ASSETS	$2,866,166	$2,921,276
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,917	$74,849
Unsecured notes payable, net	1,613,618	1,612,761
Accounts payable and accrued expenses	70,767	71,094
Security deposits payable	11,366	10,063
Other liabilities and deferred credits, net	56,914	61,304
Total liabilities	1,827,582	1,830,071
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 61,402,515 and 61,390,936 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	614	614
Additional paid in capital	1,484,916	1,479,870
Accumulated dividends in excess of net income	(374,975)	(331,086)
Accumulated other comprehensive (loss) income	(223)	1,419
Total American Assets Trust, Inc. stockholders' equity	1,110,332	1,150,817
Noncontrolling interests	(71,748)	(59,612)
Total equity	1,038,584	1,091,205
TOTAL LIABILITIES AND EQUITY	$2,866,166	$2,921,276

Third Quarter 2026 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
REVENUE:
Rental income	$107,837	$102,222	$315,374	$306,243
Other property income	6,447	7,356	18,985	19,875
Total revenue	114,284	109,578	334,359	326,118
EXPENSES:
Rental expenses	33,605	31,768	97,094	91,746
Real estate taxes	9,545	11,529	31,282	33,179
General and administrative	8,659	9,500	26,354	27,662
Depreciation and amortization	33,029	32,014	98,052	95,290
Total operating expenses	84,838	84,811	252,782	247,877
Gain on sale of real estate	—	—	—	44,476
OPERATING INCOME	29,446	24,767	81,577	122,717
Interest expense, net	(19,971)	(19,773)	(59,609)	(58,337)
Other income, net	543	927	1,579	2,769
NET INCOME	10,018	5,921	23,547	67,149
Net income attributable to restricted shares	(233)	(207)	(704)	(616)
Net income attributable to unitholders in the Operating Partnership	(2,059)	(1,205)	(4,808)	(14,033)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$7,726	$4,509	$18,035	$52,500

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.13	$0.07	$0.30	$0.87
Weighted average shares of common stock outstanding - basic	60,715,491	60,546,480	60,705,574	60,541,335
Diluted income from operations attributable to common stockholders per share	$0.13	$0.07	$0.30	$0.87
Weighted average shares of common stock outstanding - diluted	76,897,028	76,728,017	76,887,111	76,722,872

Third Quarter 2026 Supplemental Information	Page 6

FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Funds from Operations (FFO) (1)
Net income	$10,018	$5,921	$23,547	$67,149
Depreciation and amortization of real estate assets	33,029	32,014	98,052	95,290
Gain on sale of real estate	—	—	—	(44,476)
FFO, as defined by NAREIT	43,047	37,935	121,599	117,963
Less: Nonforfeitable dividends on incentive restricted stock awards	(215)	(181)	(647)	(541)
FFO attributable to common stock and common units	$42,832	$37,754	$120,952	$117,422

FFO per diluted share/unit	$0.56	$0.49	$1.57	$1.53

Weighted average number of common shares and common units, diluted (2)	76,912,958	76,732,590	76,899,707	76,729,280

Funds Available for Distribution (FAD) (1)	$25,380	$25,960	$78,776	$82,618

Dividends
Dividends declared and paid	$26,378	$26,294	$79,133	$78,876
Dividends declared and paid per share/unit	$0.34	$0.34	$1.02	$1.02

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2026 Supplemental Information	Page 7

FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Funds Available for Distribution (FAD) (1)
FFO	$43,047	$37,935	$121,599	$117,963
Adjustments:
Tenant improvements, leasing commissions and capital expenditures	(18,701)	(14,669)	(46,985)	(41,788)
Net effect of straight-line rents (3)	(926)	861	(1,517)	1,351
Amortization of net above (below) market rents (4)	(427)	(491)	(1,304)	(1,732)
Net effect of other lease assets (5)	88	(29)	238	36
Amortization of debt issuance costs	832	731	2,346	2,173
Non-cash compensation expense	1,682	1,803	5,046	5,156
Nonforfeitable dividends on restricted stock awards	(215)	(181)	(647)	(541)
FAD	$25,380	$25,960	$78,776	$82,618

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$11,493	$7,453	$27,100	$25,114
Capital expenditures	7,208	7,216	19,885	16,674
	$18,701	$14,669	$46,985	$41,788

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2026 and 2025, the weighted average common shares and common units used to compute FFO per diluted share/unit included operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2026 Supplemental Information	Page 8

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)
	Prior 2026 Guidance Range (1) (2)		Revised 2026 Guidance Range (2)
Funds from Operations (FFO):
Net income	$32,668	$43,450	$30,871	$35,486
Depreciation and amortization of real estate assets	119,110	119,110	126,925	126,925
FFO, as defined by NAREIT	151,778	162,560	157,796	162,411
Less: Nonforfeitable dividends on restricted stock awards	(834)	(834)	(870)	(870)
FFO attributable to common stock and units	$150,944	$161,726	$156,926	$161,541
Weighted average number of common shares and units, diluted	77,012,633	77,012,633	76,924,492	76,924,492
FFO per diluted share, updated	$1.96	$2.10	$2.04	$2.10
Notes:
(1)    The Prior 2026 Guidance Range as reported in the company's Fourth Quarter 2025 Supplemental Information.
(2)    Management will discuss the company's guidance in more detail during tomorrow's earnings call. Except as discussed during the call, the company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, debt financing or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.
The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, credit spreads and the amount and timing of acquisition and development activities. The company's actual results may differ materially from these estimates.

Third Quarter 2026 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2026 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$55,277	$22,957	$17,909	$18,130	$114,273
Non-same-store	11	—	—	—	11
Total	55,288	22,957	17,909	18,130	114,284
Real estate expenses
Same-store	17,685	4,785	8,271	12,311	43,052
Non-same-store	98	—	—	—	98
Total	17,783	4,785	8,271	12,311	43,150
Net Operating Income (NOI)
Same-store	37,592	18,172	9,638	5,819	71,221
Non-same-store	(87)	—	—	—	(87)
Total	$37,505	$18,172	$9,638	$5,819	$71,134
Same-store NOI	$37,592	$18,172	$9,638	$5,819	$71,221
Net effect of straight-line rents (2)	(271)	(136)	(594)	75	(926)
Amortization of net above (below) market rents (3)	(323)	(104)	—	—	(427)
Net effect of other lease assets (4)	77	11	—	—	88
Lease termination fees and tenant improvement reimbursements (5)	(192)	(5)	—	—	(197)
Same-store cash NOI (5)	$36,883	$17,938	$9,044	$5,894	$69,759

Notes:
(1)    Same-store and non-same-store classifications are determined based on properties held on September 30, 2026 and 2025. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 10

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2026 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$153,702	$69,807	$49,892	$52,338	$325,739
Non-same-store	4,668	18	3,934	—	8,620
Total	158,370	69,825	53,826	52,338	334,359
Real estate expenses
Same-store	46,912	18,139	22,229	35,600	122,880
Non-same-store	3,157	20	2,319	—	5,496
Total	50,069	18,159	24,548	35,600	128,376
Net Operating Income (NOI)
Same-store	106,790	51,668	27,663	16,738	202,859
Non-same-store	1,511	(2)	1,615	—	3,124
Total	$108,301	$51,666	$29,278	$16,738	$205,983
Same-store NOI	$106,790	$51,668	$27,663	$16,738	$202,859
Net effect of straight-line rents (2)	2,422	(346)	(515)	93	1,654
Amortization of net above (below) market rents (3)	(987)	(317)	—	—	(1,304)
Net effect of other lease assets (4)	170	34	—	—	204
Lease termination fees and tenant improvement reimbursements (5)	(1,065)	(14)	—	—	(1,079)
Same-store cash NOI (5)	$107,330	$51,025	$27,148	$16,831	$202,334

Notes:
(1)    Same-store and non-same-store classifications are determined based on properties held on September 30, 2026 and 2025. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 11

SAME-STORE CASH NOI COMPARISON

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Cash Basis:
Office	$36,883	$34,196	7.9%	$107,330	$105,368	1.9%
Retail	17,938	16,362	9.6	51,025	49,636	2.8
Multifamily	9,044	8,210	10.2	27,148	26,046	4.2
Mixed-Use	5,894	5,673	3.9	16,831	16,718	0.7
Same-store Cash NOI (1)(2)	$69,759	$64,441	8.3%	$202,334	$197,768	2.3%

Notes:
(1)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 12

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2026
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$16,303	$9,366	$7,457	$—	$33,126
Northern California	7,579	291	—	—	7,870
Hawaii	—	4,006	—	5,894	9,900
Oregon	4,787	177	1,587	—	6,551
Texas	—	4,098	—	—	4,098
Washington	8,126	—	—	—	8,126
Total Cash NOI	$36,795	$17,938	$9,044	$5,894	$69,671

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 13

CASH NOI BREAKDOWN

Three Months Ended September 30, 2026

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
9%
Washington
12%
Texas
6%
Hawaii
14%
Northern California
11%
Southern California
48%

Mixed-Use
8%
Retail
26%
Multifamily
13%
Office
53%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2026
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$10,682	$570	$2,654	$(4,665)	$(566)	$8,675
Coastal Collection at Torrey Reserve (7)	7,256	244	434	(2,021)	(410)	5,503
Torrey Point (8)	1,517	94	33	(443)	(477)	724
Solana Crossing	2,216	12	162	(728)	(257)	1,405
The Landmark at One Market	10,701	86	737	(3,866)	—	7,658
One Beach Street	302	—	—	(381)	—	(79)
First & Main	2,273	271	355	(1,015)	(123)	1,761
Lloyd Portfolio (8)	3,974	458	199	(1,461)	(60)	3,110
City Center Bellevue	7,227	638	228	(1,700)	(205)	6,188
14Acres	920	31	307	(669)	(320)	269
Timber Ridge	1,419	117	486	(465)	(192)	1,365
Timber Springs	509	11	187	(292)	(111)	304
Subtotal Office Portfolio	$48,996	$2,532	$5,782	$(17,706)	$(2,721)	$36,883
Retail Portfolio
Carmel Country Plaza	$1,059	$17	$242	$(286)	$(34)	$998
Carmel Mountain Plaza	3,616	126	1,062	(1,058)	20	3,766
South Bay Marketplace	636	24	222	(221)	—	661
Gateway Marketplace	653	—	231	(270)	—	614
Lomas Santa Fe Plaza	1,670	19	318	(486)	(15)	1,506
Solana Beach Towne Centre	1,868	14	570	(631)	—	1,821
Geary Marketplace	323	—	116	(148)	—	291
The Shops at Kalakaua	305	20	51	(95)	—	281
Waikele Center	3,255	385	(203)	288	—	3,725
Alamo Quarry Market	4,118	173	1,587	(1,780)	—	4,098
Hassalo on Eighth - Retail	218	26	31	(98)	—	177
Subtotal Retail Portfolio	$17,721	$804	$4,227	$(4,785)	$(29)	$17,938

Third Quarter 2026 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2026
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,560	$292	$—	$(1,938)	$(3)	$2,911
Imperial Beach Gardens	1,207	92	—	(549)	(18)	732
Mariner's Point	548	41	—	(246)	(8)	335
Santa Fe Park RV Resort	473	50	—	(298)	—	225
Pacific Ridge Apartments	6,292	296	—	(2,838)	(1,062)	2,688
Genesee Park	1,332	17	—	(783)	—	566
Hassalo on Eighth - Multifamily	2,912	438	—	(1,618)	(145)	1,587
Subtotal Multifamily Portfolio	$17,324	$1,226	$—	$(8,270)	$(1,236)	$9,044
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,346	$1,441	$1,034	$(2,056)	$—	$2,765
Waikiki Beach Walk - Embassy Suites™	11,453	1,932	—	(10,256)	—	3,129
Subtotal Mixed-Use Portfolio	$13,799	$3,373	$1,034	$(12,312)	$—	$5,894
Subtotal Development Properties	$—	$10	$—	$(98)	$—	$(88)
Total	$97,840	$7,945	$11,043	$(43,171)	$(3,986)	$69,671
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolios and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2026 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio and retail portfolio were approximately $2.7 million and $0.1 million, respectively, for the three months ended September 30, 2026. There were no abatements for our mixed-use portfolio for the three months ended September 30, 2026. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (which include insufficient notice penalties, month-to-month charges and pet rent). There were $1.2 million of abatements for our multifamily portfolio for the three months ended September 30, 2026. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2026. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.2 million in the aggregate for the three months ended September 30, 2026. A reconciliation of base rent to rental income is shown below:

Base Rent	$97,840
Billed Expense Reimbursement	11,043
Percentage Rent	793
Straight-line rent components	926
Other Rental Income*	(2,765)
Rental Income	$107,837
* Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.

Third Quarter 2026 Supplemental Information	Page 16

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(2)    Represents additional property-related income for the three months ended September 30, 2026, which includes (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales), and excludes lease termination fees.
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2026.
(4)    Represents property operating expenses for the three months ended September 30, 2026. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents rental adjustments related to base rent (deferrals and abatements).
(6)    See Glossary of Terms.
(7)    Coastal Collection at Torrey Reserve was formerly known as Torrey Reserve Campus.
(8)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended September 30, 2026.

Third Quarter 2026 Supplemental Information	Page 17

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2026
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$10,279	$6,016	$16,295	$10,752	$3,777	$30,824
Retail Portfolio	1,142	425	1,567	878	—	2,445
Multifamily Portfolio	—	457	457	1,921	—	2,378
Mixed-Use Portfolio	72	310	382	—	—	382
Total	$11,493	$7,208	$18,701	$13,551	$3,777	$36,029

	Nine Months Ended September 30, 2026
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$24,264	$16,498	$40,762	$25,246	$7,254	$73,262
Retail Portfolio	2,535	1,071	3,606	878	—	4,484
Multifamily Portfolio	—	1,471	1,471	5,342	—	6,813
Mixed-Use Portfolio	301	845	1,146	—	—	1,146
Total	$27,100	$19,885	$46,985	$31,466	$7,254	$85,705

(1)    This capital expenditures category includes spending related to repositioning initiatives at operating properties, such as building improvements intended to attract tenants and increase revenues and/or occupancy rates at properties designated for such initiatives, as well as planned capital expenditures identified at the time of acquisition, such as building improvements necessary to bring an acquired property to our operational standards, and tenant improvements and leasing commissions incurred prior to an acquired property reaching stabilization. These amounts are excluded from recurring capital expenditures for purposes of computing FAD.

Third Quarter 2026 Supplemental Information	Page 18

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2026	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	$75,000	5.08%	$3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.65%	$4,310	April 1, 2030
Series D Notes (4)	250,000	3.87%	256,286	March 1, 2027
Series E Notes (5)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (6)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (7)	500,000	3.50%	16,875	February 1, 2031
6.150% Senior Notes (8)	525,000	6.21%	$32,288	October 1, 2034
Unsecured Notes Payable / Weighted Average (9)	$1,625,000	4.46%	$319,864

Unsecured Line of Credit (10)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.
(3)    Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.65% through January 5, 2027, subject to adjustments based on our consolidated leverage ratio. After January 5, 2027, interest will be accrued at a variable rate based on the applicable Secured Overnight Financing Rate ("SOFR"), plus a spread which ranges from 1.20%-1.70% based on our consolidated leverage ratio. For the purpose of the annual debt service calculation, the SOFR rate of 3.65% as of April 1, 2026 (the effective date of the Fourth Amended and Restated Credit Agreement) and spread of 1.25% is utilized.
(4)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(5)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(6)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(7)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of the debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(8)    $525 million of 6.150% Senior Notes due October 1, 2034. Net of the debt issuance discount and settlement of the treasury lock contracts, the effective interest rate for the 6.150% Notes is approximately 6.209% through maturity.
(9)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $11.4 million.
(10)    On April 1, 2026, the Unsecured Line of Credit (the "Revolver Loan") capacity was increased to $500 million, with a maturity date of April 1, 2030, subject to two, six-month extension options. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $3.5 million.

Third Quarter 2026 Supplemental Information	Page 19

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	September 30, 2026
Common shares outstanding	61,403
Common units outstanding	16,182
Common shares and common units outstanding	77,585
Market price per common share	$21.26
Equity market capitalization	$1,649,457
Total debt	$1,700,000
Total market capitalization	$3,349,457
Less: Cash on hand	$(89,613)
Total enterprise value	$3,259,844
Total unencumbered assets, gross	$3,790,930

Total debt/Total capitalization			50.8%
Total debt/Total enterprise value			52.1%
Net debt/Total enterprise value (1)			49.4%
Total unencumbered assets, gross/Unsecured debt			233.3%
	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	6.8	x	7.2	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.4	x	6.9	x
Interest coverage ratio (4)	3.3	x	3.1	x
Fixed charge coverage ratio (4)	3.3	x	3.1	x
Debt Covenants (3.375% Senior Notes & 6.150% Senior Notes) (5)	Covenant		September 30, 2026
Aggregate Debt Test	< 60%		43.5%
Debt Service Test	> 1.5x		3.2
Secured Debt Test	< 40%		1.9%
Maintenance of Total Unencumbered Assets	> 150%		223.6%

Debt Maturity Schedule
as of September 30, 2026
Principal Repayment (in millions)
$600
$400
$200
$0
$250
$75
$100
$250
$500
$525
2026
2027
2028
2029
2030
2031
2032
2033
2034
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2026	2027	2028	2029	2030	2031	2032	2033	2034
	—%	4.2%	—%	4.2%	3.4%	3.5%	—%	—%	6.2%

Total Weighted Average Fixed Interest Rate:	4.5%
Weighted Average Term to Maturity (in years):	4.6

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2026, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes and the 6.150% Senior Notes.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

Third Quarter 2026 Supplemental Information	Page 20

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	120,000	N/A	Development of 120,000 square foot retail building (former KMart space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Genesee Park	Multifamily	San Diego, CA		TBD	Development of multifamily units
Solana Beach Towne Centre	Retail	Solana Beach, CA		TBD	Development of multifamily units
Carmel Mountain Plaza	Retail	San Diego, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (1)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2026 Supplemental Information	Page 21

PROPERTY REPORT

PORTFOLIO DATA

Third Quarter 2026 Supplemental Information	Page 22

PROPERTY REPORT

As of September 30, 2026			Office and Retail Portfolios
			Net				Annualized
		Year Built/	Rentable				Base Rent
		Most	Square	Percentage	Percentage	Annualized	per Occupied	Retail
Property	Location	Recent Renovation	Feet (1)	Leased (2)	Occupied	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons I & II	San Diego, CA	2008	725,439	97.2%	97.2%	$49,387,853	$70.04
La Jolla Commons III	San Diego, CA	2025	206,231	50.7	34.4	3,859,692	54.41
Coastal Collection at Torrey Reserve (7)	San Diego, CA	1996/2022	552,276	87.5	78.2	26,065,204	60.35
Torrey Point	San Diego, CA	2017	94,854	96.3	96.3	6,066,499	66.41
Solana Crossing	Solana Beach, CA	1982/2022	224,009	77.5	74.6	8,883,519	53.16
The Landmark at One Market (8)	San Francisco, CA	1917/2000	422,426	100.0	98.4	42,804,454	102.98
One Beach Street	San Francisco, CA	1924/2024	89,067	50.9	14.5	1,206,026	93.38
First & Main	Portland, OR	2010	362,633	83.9	74.0	9,152,335	34.11
Lloyd Portfolio	Portland, OR	1940/2022	568,270	85.0	81.1	15,914,345	34.53
City Center Bellevue	Bellevue, WA	1987/2023	498,606	95.1	93.4	30,202,101	64.85
14Acres	Bellevue, WA	1985/2024	276,060	57.1	52.8	6,283,576	43.11
Timber Ridge	Bellevue, WA	1986	160,509	97.5	97.5	8,334,970	53.26
Timber Springs	Bellevue, WA	1983	93,295	72.7	72.7	3,197,083	47.14
Subtotal/Weighted Average Office Portfolio (9)			4,273,675	85.8%	80.9%	$211,357,657	$61.13
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	78,098	100.0%	96.8%	$4,259,780	$56.35		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (10)	San Diego, CA	1994/2020	528,416	99.8	99.8	14,935,615	28.32	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine & More, Marshalls, Angelika Film Center
South Bay Marketplace (10)	San Diego, CA	1997/2018	132,877	97.8	97.8	2,545,294	19.59		Ross Dress for Less, Grocery Outlet, Old Navy
Gateway Marketplace (10)	San Diego, CA	1997/2016	127,861	100.0	98.9	2,733,204	21.61	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	208,297	96.0	93.0	6,664,696	34.40		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2004	246,651	99.5	98.8	7,585,874	31.13		Dixieline Probuild, Marshalls, CVS Pharmacy
Geary Marketplace	Walnut Creek, CA	2012	35,097	98.3	90.2	1,171,688	37.01		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	11,893	100.0	100.0	1,220,880	102.66		Hawaii Beachware & Fashion, Diesel U.S.A.
Waikele Center	Waipahu, HI	1993/2008	418,395	98.2	98.2	13,296,818	32.36	Lowe's, Safeway, Inspire Church	UFC Gym, Office Max, Old Navy
Alamo Quarry Market (10)	San Antonio, TX	1997/1999	588,148	99.8	99.5	16,788,067	28.69	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Home Goods, Gold's Gym
Hassalo on Eighth - Retail	Portland, OR	2015	44,236	57.5	57.5	871,973	34.28		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (9)			2,419,969	98.3%	97.6%	$72,073,889	$30.52
Total/Weighted Average Office and Retail Portfolio (9)			6,693,644	90.3%	87.0%	$283,431,546	$48.67

Third Quarter 2026 Supplemental Information	Page 23

PROPERTY REPORT (CONTINUED)

As of September 30, 2026
							Average Monthly
		Year Built/		Percentage	Percentage	Annualized	Base Rent per
Property	Location	Most Recent Renovation	Units	Leased (2)	Occupied (2)	Base Rent (3)	Occupied Unit (4)
Loma Palisades	San Diego, CA	1958/2022	548	96.4%	93.6%	$18,234,300	$2,962
Imperial Beach Gardens	Imperial Beach, CA	1959/2023	160	96.9	96.9	5,037,660	$2,708
Mariner's Point	Imperial Beach, CA	1986	88	95.5	95.5	2,314,008	$2,295
Pacific Ridge Apartments	San Diego, CA	2013	533	99.3	96.6	27,482,316	$4,448
Genesee Park	San Diego, CA	1985	192	97.9	96.9	5,354,472	$2,398
Hassalo on Eighth - Multifamily (12)	Portland, OR	2015	657	91.8	91.0	11,927,160	$1,662
Total/Weighted Average Multifamily Portfolio			2,178	95.8%	94.2%	$70,349,916	$2,857
Santa Fe Park RV Resort (11)	San Diego, CA	1971/2008	124	62.1	62.1	1,522,140	$1,647
Total/Weighted Average Multifamily Portfolio (including Santa Fe Park RV Resort)			2,302	94.0%	92.4%	$71,872,056	$2,816

Mixed-Use Portfolio
			Net Rentable				Annualized Base
		Year Built/	Square	Percentage	Percentage	Annualized	Rent per Occupied
Retail Portion	Location	Most Recent Renovation	Feet (1)	Leased (2)	Occupied	Base Rent (3)	Square Foot (4)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	93,925	93.7%	92.7%	$9,502,756	$109.14	Yardhouse, Roy's

		Year Built/		Average	Average	Revenue per
Hotel Portion	Location	Most Recent Renovation	Units	Occupancy (13)	Daily Rate (13)	Available Room (13)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2020	369	88.5%	$381	$337
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2017 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2026, including leases which may not have commenced as of September 30, 2026. Percentage occupied for our multifamily properties includes total units rented and occupied as of September 30, 2026. Percentage leased for our multifamily properties includes units leased but not occupied as of September 30, 2026.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons I & II has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $39,197,419 to our estimate of annual triple net operating expenses of $10,190,434 for an estimated annualized base rent on a modified gross lease basis of $49,387,853 for La Jolla Commons I & II.
•The annualized base rent for 14Acres has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,464,306 to our estimate of annual triple net operating expenses of $1,819,271 for an estimated annualized base rent on a modified gross lease basis of $6,283,577 for 14Acres.
•The annualized base rent for Timber Ridge has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $6,139,287 to our estimate of annual triple net operating expenses of $2,195,683 for an estimated annualized base rent on a modified gross lease basis of $8,334,970 for Timber Ridge.
•The annualized base rent for Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $2,311,571 to our estimate of annual triple net operating expenses of $885,511 for an estimated annualized base rent on a modified gross lease basis of $3,197,082 for Timber Springs.

Third Quarter 2026 Supplemental Information	Page 24

PROPERTY REPORT (CONTINUED)

(4)    Annualized base rent per occupied square foot for our retail and office properties and the retail portion of the mixed-use property is calculated by dividing annualized base rent from commenced leases as of September 30, 2026, by occupied square footage. Annualized base rent per occupied unit for our multifamily properties is calculated by dividing annualized base rent by units occupied as of September 30, 2026. The foregoing notwithstanding, the annualized base rent per occupied square foot for La Jolla Commons, 14Acres, Timber Ridge and Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    Coastal Collection at Torrey Reserve was formerly known as Torrey Reserve Campus.
(8)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2031.
(9)    Lease data for signed but not commenced leases as of September 30, 2026 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	209,357	$11,954,193	$57.10	$60.87
Retail Portfolio	16,257	$878,296	$54.03	$30.68
Total Retail and Office Portfolio	225,614	$12,832,489	$56.88	$49.00
(a)    Office portfolio leases signed but not commenced of 71,613, 72,966, 26,942, 30,982 and 6,854 square feet are expected to commence during the fourth quarter of 2026, and first, second, third and fourth quarters of 2027, respectively. Retail portfolio leases signed but not commenced of 3,188, 1,587, 3,786, 1,400 and 6,296 square feet are expected to commence during the fourth quarter of 2026 and first, second, third and fourth quarters of 2027, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of September 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed but not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2026, by square footage under lease as of September 30, 2026.
(10)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$1,055,634
South Bay Marketplace	1	2,824	$114,552
Alamo Quarry Market	4	31,994	$723,455
Gateway Marketplace	1	18,903	$244,944
(11)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2026, the highest average monthly occupancy rate for this property was 84.7%, occurring in July 2026. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments. The Santa Fe Park RV resort is excluded from the multifamily presentation above to accurately reflect true multifamily performance.
(12)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.
(13)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2026, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2026 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2026 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2026 Supplemental Information	Page 25

OFFICE LEASING SUMMARY

Three Months Ended September 30, 2026
Lease Type	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Total Leases	20	123,517	$60.62	—	—	6.3	$6,292,165	$50.94
New Non-Comparable	12	76,334	$55.98	—	—	7.2	$5,777,565	$75.69
Total Comparable (1)	8	47,183	$68.11	2.1%	8.2%	4.9	$514,600	$10.91
New Comparable	1	3,196	$73.00	0.9%	2.4%	3.3	$—	$—
Renewal Comparable (4)	7	43,987	$67.76	2.2%	8.7%	5.0	$514,600	$11.70

Nine Months Ended September 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	63	469,902	$58.77	—	—	5.7	$21,239,076	$45.20
New Non-Comparable	28	238,847	$56.03	—	—	7.1	$18,392,301	$77.00
Total Comparable (1)	35	231,055	$61.60	5.5%	9.9%	4.3	$2,846,776	$12.32
New Comparable	9	61,600	$57.99	8.8%	10.4%	4.6	$1,431,488	$23.24
Renewal Comparable (4)	26	169,455	$62.91	4.5%	9.8%	4.2	$1,415,288	$8.35

Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease in the past six months.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Weighted average is calculated on the basis of square footage.
(4)    Includes renewals at fixed contractual rates specified in the lease.

Third Quarter 2026 Supplemental Information	Page 26

RETAIL LEASING SUMMARY

Three Months Ended September 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	23	108,344	$37.50	—	—	5.0	$1,169,815	$10.80
New Non-Comparable	9	14,186	$51.41	—	—	4.9	$663,035	$46.74
Total Comparable (1)	14	94,158	$35.40	7.4%	16.8%	5.0	$506,780	$5.38
New Comparable	2	9,152	$53.75	7.2%	57.5%	8.4	$494,680	$54.05
Renewal Comparable (4)	12	85,006	$33.43	7.4%	9.7%	4.7	$12,100	$0.14

Nine Months Ended September 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	57	285,918	$39.62	—	—	7.2	$1,988,015	$6.95
New Non-Comparable	11	20,339	$50.74	—	—	6.2	$1,126,235	$55.37
Total Comparable (1)	46	265,579	$38.76	3.5%	15.7%	7.3	$861,780	$3.24
New Comparable	3	19,152	$45.73	(5.4)%	11.0%	6.6	$719,680	$37.58
Renewal Comparable (4)	43	246,427	$38.22	4.4%	16.3%	7.3	$142,100	$0.58

Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease in the past six months, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Weighted average is calculated on the basis of square footage.
(4)    Includes renewals at fixed contractual rates specified in the lease.

Third Quarter 2026 Supplemental Information	Page 27

MULTIFAMILY LEASING SUMMARY

As of September 30, 2026
Lease Summary - Loma Palisades
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	513	93.6%	$18,234,300	$2,962
2nd Quarter 2026	522	95.3%	$18,109,548	$2,890
1st Quarter 2026	524	95.6%	$18,438,396	$2,933
4th Quarter 2025	520	94.9%	$18,131,064	$2,905

Lease Summary - Imperial Beach Gardens
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	155	96.9%	$5,037,660	$2,708
2nd Quarter 2026	151	94.4%	$4,759,620	$2,626
1st Quarter 2026	153	95.6%	$4,981,524	$2,714
4th Quarter 2025	146	91.3%	$4,754,016	$2,712

Lease Summary - Mariner's Point
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	84	95.5%	$2,314,008	$2,295
2nd Quarter 2026	81	92.1%	$2,308,740	$2,374
1st Quarter 2026	81	92.1%	$2,317,632	$2,383
4th Quarter 2025	81	92.1%	$1,928,100	$1,982

Lease Summary - Santa Fe Park RV Resort
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	77	62.1%	$1,522,140	$1,647
2nd Quarter 2026	92	74.2%	$2,319,192	$2,101
1st Quarter 2026	58	46.8%	$1,246,668	$1,790
4th Quarter 2025	56	45.2%	$1,064,856	$1,583

Third Quarter 2026 Supplemental Information	Page 28

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2026
Lease Summary - Pacific Ridge Apartments
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	515	96.6%	$27,482,316	$4,448
2nd Quarter 2026	412	77.3%	$22,593,552	$4,570
1st Quarter 2026	510	95.7%	$26,008,200	$4,249
4th Quarter 2025	523	98.1%	$24,977,172	$3,981

Lease Summary - Genesee Park
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	186	96.9%	$5,354,472	$2,398
2nd Quarter 2026	187	97.4%	$5,351,148	$2,385
1st Quarter 2026	189	98.4%	$5,018,676	$2,214
4th Quarter 2025	186	96.9%	$4,878,144	$2,185

Lease Summary - Hassalo on Eighth - Multifamily (4)
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	598	91.0%	$11,927,160	$1,662
2nd Quarter 2026	573	87.2%	$11,800,812	$1,717
1st Quarter 2026	605	92.1%	$12,109,044	$1,668
4th Quarter 2025	585	89.0%	$11,814,288	$1,684

Total Multifamily Lease Summary
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
3rd Quarter 2026	2,128	92.4%	$71,872,056	$2,816
2nd Quarter 2026	2,018	87.7%	$67,242,612	$2,776
1st Quarter 2026	2,120	92.1%	$70,120,140	$2,756
4th Quarter 2025	2,097	91.1%	$67,547,640	$2,684

Notes:
(1)    Number of occupied units and percentage occupancy for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per occupied unit is calculated by dividing annualized base rent, by units occupied as of each respective quarter end date.
(4)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.

Third Quarter 2026 Supplemental Information	Page 29

MIXED-USE LEASING SUMMARY

As of September 30, 2026
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)

Quarter
3rd Quarter 2026	88,048	93.7%	$9,502,756	$108
2nd Quarter 2026	86,626	92.2%	$9,424,918	$109
1st Quarter 2026	90,346	96.2%	$9,975,837	$110
4th Quarter 2025	90,346	96.2%	$9,628,291	$107

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Revenue per Available Room (4)
Quarter
3rd Quarter 2026	327	88.5%	$381	$337
2nd Quarter 2026	334	90.5%	$340	$308
1st Quarter 2026	339	91.9%	$332	$305
4th Quarter 2025	298	80.7%	$352	$284
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2026, including leases which may not have commenced as of September 30, 2026.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2026.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2026, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2026 Supplemental Information	Page 30

LEASE EXPIRATIONS

As of September 30, 2026
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	80,279	1.9%	1.2%	$0.69	12,992	0.5%	0.2%	$46.16	7,377	7.9%	0.1%	$46.24	100,648	1.5%	$9.90
2026	152,215	3.6	2.2	46.11	5,101	0.2	0.1	33.96	1,064	1.1	—	—	158,380	2.3	45.41
2027	320,139	7.5	4.7	54.25	205,543	8.5	3.0	34.36	5,807	6.2	0.1	144.57	531,489	7.8	47.54
2028	542,366	12.7	8.0	61.51	490,465	20.3	7.2	25.82	18,497	19.7	0.3	123.36	1,051,328	15.5	45.95
2029	925,753	21.7	13.6	68.36	338,451	14.0	5.0	33.77	13,199	14.1	0.2	148.13	1,277,403	18.8	60.02
2030	394,935	9.2	5.8	48.38	187,729	7.8	2.8	38.63	17,384	18.5	0.3	82.72	600,048	8.8	46.32
2031	311,000	7.3	4.6	58.41	315,916	13.1	4.7	33.44	17,134	18.2	0.3	122.94	644,050	9.5	47.88
2032	150,621	3.5	2.2	54.75	199,644	8.2	2.9	29.68	—	—	—	—	350,265	5.2	40.46
2033	162,347	3.8	2.4	55.51	162,898	6.7	2.4	25.22	—	—	—	—	325,245	4.8	40.34
2034	169,180	4.0	2.5	55.95	119,699	4.9	1.8	27.33	973	1.0	—	216.48	289,852	4.3	44.67
2035	81,005	1.9	1.2	43.72	112,833	4.7	1.7	26.48	—	—	—	—	193,838	2.9	33.68
Thereafter	169,611	4.0	2.5	45.08	210,349	8.7	3.1	28.67	5,630	6.0	0.1	58.61	385,590	5.7	36.33
Signed Leases Not Commenced	209,357	4.9	3.1	—	16,257	0.7	0.2	—	983	1.0	—	—	226,597	3.3	—
Available	604,867	14.2	8.9	—	42,092	1.7	0.6	—	5,877	6.3	0.1	—	652,836	9.6	—
Total (2)	4,273,675	100.0%	63.0%	$45.92	2,419,969	100.0%	35.7%	$29.78	93,925	100.0%	1.4%	$101.17	6,787,569	100.0%	$40.93

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	80,279	1.9%	1.2%	$0.69	12,992	0.5%	0.2%	$46.16	7,377	7.9%	0.1%	$46.24	100,648	1.5%	$9.90
2026	50,582	1.2	0.7	48.01	2,466	0.1	—	34.08	1,064	1.1	—	—	54,112	0.8	46.43
2027	123,664	2.9	1.8	55.06	77,151	3.2	1.1	40.60	4,546	4.8	0.1	148.51	205,361	3.0	51.70
2028	105,498	2.5	1.6	48.58	82,917	3.4	1.2	35.54	11,583	12.3	0.2	98.57	199,998	2.9	46.07
2029	120,866	2.8	1.8	55.81	126,917	5.2	1.9	35.78	7,797	8.3	0.1	183.34	255,580	3.8	49.75
2030	248,632	5.8	3.7	40.82	138,421	5.7	2.0	35.84	3,646	3.9	0.1	104.27	390,699	5.8	39.65
2031	114,641	2.7	1.7	56.83	116,739	4.8	1.7	37.36	17,134	18.2	0.3	122.94	248,514	3.7	52.24
2032	260,472	6.1	3.8	56.73	98,057	4.1	1.4	38.84	911	1.0	—	98.88	359,440	5.3	51.96
2033	349,503	8.2	5.1	65.54	101,260	4.2	1.5	31.97	6,914	7.4	0.1	164.90	457,677	6.7	59.61
2034	147,205	3.4	2.2	52.72	228,071	9.4	3.4	30.88	5,402	5.8	0.1	97.32	380,678	5.6	40.27
2035	103,996	2.4	1.5	57.73	37,875	1.6	0.6	43.22	14,088	15.0	0.2	80.36	155,959	2.3	56.25
Thereafter	1,754,113	41.0	25.8	60.99	1,338,754	55.3	19.7	26.68	6,603	7.0	0.1	81.88	3,099,470	45.7	46.21
Signed Leases Not Commenced	209,357	4.9	3.1	—	16,257	0.7	0.2	—	983	1.0	—	—	226,597	3.3	—
Available	604,867	14.2	8.9	—	42,092	1.7	0.6	—	5,877	6.3	0.1	—	652,836	9.6	—
Total (2)	4,273,675	100.0%	63.0%	$45.92	2,419,969	100.0%	35.7%	$29.78	93,925	100.0%	1.4%	$101.17	6,787,569	100.0%	$40.93

Third Quarter 2026 Supplemental Information	Page 31

LEASE EXPIRATIONS (CONTINUED)

Notes:
(1)    Annualized base rent per occupied square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2026 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2026 Supplemental Information	Page 32

PORTFOLIO LEASED STATISTICS

	At September 30, 2026			At September 30, 2025
Type	Size	Leased (1)	Leased %	Size	Leased (1)	Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,273,675	3,668,808	85.8%	4,283,607	3,506,419	81.9%
Retail Properties (square feet)	2,419,969	2,377,877	98.3%	2,420,247	2,370,501	97.9%
Multifamily Properties (units) (3)	2,178	2,051	94.2%	2,178	1,992	91.5%
Mixed-Use Properties (square feet)	93,925	88,048	93.7%	93,925	89,204	95.0%
Mixed-Use Properties (units) (4)	369	333	90.3%	369	306	82.9%

Same-Store(2) (5) Statistics
Office Properties (square feet)	4,273,675	3,668,808	85.8%	4,283,607	3,506,419	81.9%
Retail Properties (square feet)	2,419,969	2,377,877	98.3%	2,420,247	2,370,501	97.9%
Multifamily Properties (units) (3)	2,178	2,051	94.2%	2,178	1,992	91.5%
Mixed-Use Properties (square feet)	93,925	88,048	93.7%	93,925	89,204	95.0%
Mixed-Use Properties (units) (4)	369	333	90.3%	369	306	82.9%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units leased and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Santa Fe Park RV Resort is excluded from the multifamily presentation above to reflect traditional multifamily performance as of each of the applicable dates.
(4)    Represents average occupancy for the nine months ended September 30, 2026 and 2025.
(5)    Same-store portfolio excludes land held for development.

Third Quarter 2026 Supplemental Information	Page 33

TOP TENANTS - OFFICE

As of September 30, 2026
	Tenant	Property	Lease Expiration	Total Occupied Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total (6)
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	5.9%	3.7%	$28,213,097	13.3%	6.9%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	9.9	6.2	21,629,701	10.2	5.3
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2028 6/30/2031	138,615	3.2	2.0	14,142,816	6.7	3.5
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029 12/31/2032	103,344	2.4	1.5	6,333,546	3.0	1.6
5	Databricks, Inc. (3)	City Center Bellevue	11/30/2027 1/31/2028 3/31/2028	87,685	2.1	1.3	5,856,683	2.8	1.4
6	Industrious (4)	City Center Bellevue La Jolla Commons	3/31/2030 4/30/2033 3/31/2034 7/31/2035	96,375	2.3	1.4	5,333,162	2.5	1.3
7	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.7	1.1	5,289,177	2.5	1.3
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.1	1.3	3,207,179	1.5	0.8
9	Top technology tenant (5)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,755,246	1.3	0.7
10	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.6	1.0	2,631,025	1.2	0.6
	Top 10 Office Tenants Total			1,368,833	32.2%	20.1%	$95,391,632	45.0%	23.4%

Notes:
(1)    For Autodesk, Inc., 92,820 and 45,795 of leased square feet have a lease expiration of December 31, 2028 and June 30, 2031, respectively.
(2)    For Smartsheet, Inc., 19,697, 49,372, and 34,275 of leased square feet have a lease expiration of December 31, 2026, April 30, 2029, and December 31, 2032, respectively.
(3)    For Databricks, Inc., 17,623, 32,562, and 37,500 of leased square feet have a lease expiration of November 30, 2027, January 31, 2028, and March 31, 2028, respectively.
(4)    For Industrious, 20,626, 18,090, 37,166, and 20,493 of leased square feet have a lease expiration of March 31, 2030 (City Center Bellevue), April 30, 2033 (City Center Bellevue), March 31, 2034 (City Center Bellevue), and July 31, 2035 (La Jolla Commons), respectively.
(5)    Name withheld per tenant's request.
(6)    Total includes annualized base rent for office, retail (including mixed-use retail) and multifamily portfolios, plus trailing twelve months' room revenue (ended September 30, 2026) for the mixed-use hotel.

Third Quarter 2026 Supplemental Information	Page 34

TOP TENANTS - RETAIL

As of September 30, 2026
	Tenant	Property(ies)	Lease Expiration	Total Occupied Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total (7)
1	Lowe's	Waikele Center	5/31/2028	155,000	6.4%	2.3%	$4,092,000	5.7%	1.0%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre Geary Marketplace Carmel Mountain Plaza	6/30/2029 9/30/2032 3/31/2035	71,431	3.0	1.1	2,248,554	3.1	0.6
3	Marshalls (2)	Carmel Mountain Plaza Solana Beach Towne Centre	1/31/2029 1/31/2035	68,055	2.8	1.0	1,901,151	2.6	0.5
4	Nordstrom Rack (3)	Alamo Quarry Market Carmel Mountain Plaza	10/31/2027 9/30/2032	69,047	2.9	1.0	1,804,269	2.5	0.4
5	Vons	Lomas Santa Fe Plaza	12/31/2047	49,895	2.1	0.7	1,609,086	2.2	0.4
6	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	2.2	0.8	1,365,407	1.9	0.3
7	Hobby Lobby	Gateway Marketplace	9/30/2036	64,900	2.7	1.0	1,247,500	1.7	0.3
8	Sola Salons (5)	Solana Beach Towne Centre Hassalo on Eighth South Bay Marketplace Carmel Mountain Plaza Carmel Country Plaza	11/30/2029 3/31/2031 6/30/2032 8/31/2034 2/29/2036	42,576	1.8	0.6	1,225,726	1.7	0.3
9	Safeway	Waikele Center	1/31/2040	50,050	2.1	0.7	1,201,200	1.7	0.3
10	HomeGoods (6)	Lomas Santa Fe Plaza Alamo Quarry Market	2/28/2030 8/31/2034	55,837	2.3	0.8	1,200,000	1.7	0.3
	Top 10 Retail Tenants Total			679,727	28.3%	10.0%	$17,894,893	24.8%	4.4%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 25,472, and 30,973 of leased square feet have a lease expiration of June 30, 2029 (Solana Beach Towne Centre), September 30, 2032 (Geary Marketplace), and March 31, 2035 (Carmel Mountain Plaza), respectively.
(2)    For Marshalls, 28,760 and 39,295 of leased square feet have a lease expiration of January 31, 2029 (Carmel Mountain Plaza) and January 31, 2035 (Solana Beach Towne Centre).
(3)    For Nordstrom Rack, 30,000 and 39,047 of leased square feet have a lease expiration of October 31, 2027 (Alamo Quarry Market) and September 30, 2032 (Carmel Mountain Plaza), respectively.
(4)    For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (South Bay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Sola Salons, 6,300, 5,775, 7,500, 14,289, and 8,712 of leased square feet have a lease expiration of November 30, 2029 (Solana Beach Towne Centre), March 31, 2031 (Hassalo on Eighth - Retail), June 30, 2032 (South Bay Marketplace), August 31, 2034 (Carmel Mountain Plaza), and February 29, 2036 (Carmel Country Plaza), respectively.
(6)    For HomeGoods, 30,000 and 25,837 of leased square feet have a lease expiration of February 28, 2030 (Lomas Santa Fe Plaza) and August 31, 2034 (Alamo Quarry Market), respectively.
(7)    Total includes annualized base rent for office, retail (including mixed-use retail) and multifamily portfolios, plus trailing twelve months' room revenue (ended September 30, 2026) for the mixed-use hotel.

Third Quarter 2026 Supplemental Information	Page 35

APPENDIX

Third Quarter 2026 Supplemental Information	Page 36

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2026 and 2025 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$10,018	$5,921	$23,547	$67,149
Depreciation and amortization	33,029	32,014	98,052	95,290
Interest expense, net	19,971	19,773	59,609	58,337
Interest income	(727)	(1,083)	(1,982)	(3,460)
Income tax expense	184	156	403	691
Gain on sale of real estate	—	—	—	(44,476)
EBITDA	$62,475	$56,781	$179,629	$173,531

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. However, Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined by GAAP. The reconciliation of EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
EBITDA	$62,475	$56,781	$179,629	$173,531
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$62,475	$56,781	$179,629	$173,531

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2026 and 2025 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$10,018	$5,921	$23,547	$67,149
Depreciation and amortization	33,029	32,014	98,052	95,290
Interest expense, net	19,971	19,773	59,609	58,337
Interest income	(727)	(1,083)	(1,982)	(3,460)
Income tax expense	184	156	403	691
Gain on sale of real estate	—	—	—	(44,476)
EBITDAre	$62,475	$56,781	$179,629	$173,531

Third Quarter 2026 Supplemental Information	Page 37

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO second generation tenant improvements and leasing commissions and recurring capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. Recurring capital expenditures exclude spending related to repositioning initiatives at operating properties, such as building improvements intended to attract tenants and increase revenues and/or occupancy rates at properties designated for such initiatives, as well as planned capital expenditures identified at the time of acquisition, such as building improvements necessary to bring an acquired property to our operational standards, and tenant improvements and leasing commissions incurred prior to an acquired property reaching stabilization. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2026	2025	2026	2025
Total NOI	$71,134	$66,281	$205,983	$201,193
General and administrative	(8,659)	(9,500)	(26,354)	(27,662)
Depreciation and amortization	(33,029)	(32,014)	(98,052)	(95,290)
Gain on sale of real estate	—	—	—	44,476
Operating Income	$29,446	$24,767	$81,577	$122,717
Interest expense, net	(19,971)	(19,773)	(59,609)	(58,337)
Other income, net	543	927	1,579	2,769
Net income	$10,018	$5,921	$23,547	$67,149
Net income attributable to restricted shares	(233)	(207)	(704)	(616)
Net income attributable to unitholders in the Operating Partnership	(2,059)	(1,205)	(4,808)	(14,033)
Net income attributable to American Assets Trust, Inc. stockholders	$7,726	$4,509	$18,035	$52,500

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2026.

Third Quarter 2026 Supplemental Information	Page 38

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements (other than tenant improvement reimbursements), ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes lease termination fees, tenant improvement reimbursements, general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Net Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2026	2025	2026	2025
Total Cash NOI	$69,671	$64,319	$202,233	$197,452
Lease termination fees and tenant improvement reimbursements	198	2,303	1,167	3,396
Non-cash revenue and other operating expenses (1)	1,265	(341)	2,583	345
General and administrative	(8,659)	(9,500)	(26,354)	(27,662)
Depreciation and amortization	(33,029)	(32,014)	(98,052)	(95,290)
Gain on sale of real estate	—	—	—	44,476
Operating income	$29,446	$24,767	$81,577	$122,717
Interest expense, net	(19,971)	(19,773)	(59,609)	(58,337)
Other income, net	543	927	1,579	2,769
Net income	$10,018	$5,921	$23,547	$67,149
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2026 Supplemental Information	Page 39

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio and Non-Same-Store Portfolio: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. The following table shows the properties included in the same-store and non-same-store portfolio for the comparative periods presented. A reconciliation of Same-Store Cash NOI to Net Income is presented below:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison to Operating Income	2026	2025	2026	2025
Same-Store Cash NOI	$69,759	$64,441	$202,334	$197,768
Non-Same-Store Cash NOI	(88)	(122)	(101)	(316)
Total Cash NOI	$69,671	$64,319	$202,233	$197,452
Lease termination fees and tenant improvement reimbursements (3)	198	2,303	1,167	3,396
Non-cash revenue and other operating expenses (4)	1,265	(341)	2,583	345
General and administrative	(8,659)	(9,500)	(26,354)	(27,662)
Depreciation and amortization	(33,029)	(32,014)	(98,052)	(95,290)
Gain on sale of real estate	—	—	—	44,476
Operating income	$29,446	$24,767	$81,577	$122,717
Interest expense, net	(19,971)	(19,773)	(59,609)	(58,337)
Other income, net	543	927	1,579	2,769
Net income	$10,018	$5,921	$23,547	$67,149

(1)    For the three months ended September 30, 2026, the same-store portfolio includes: (i) Genesee Park (multifamily), which was acquired on February 28, 2025, and (ii) La Jolla Commons III (office), which was placed into service on April 1, 2025. The same-store portfolio excludes land held for development.
(2)    For the nine months ended September 30, 2026, the same-store portfolio excludes: (i) Del Monte Center (retail), which was sold on February 25, 2025, (ii) Genesee Park (multifamily), which was acquired on February 28, 2025, (iii) La Jolla Commons III (office), which was placed into service on April 1, 2025 and (iv) land held for development.
(3)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2026 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended		Comparison of Nine Months Ended
	September 30, 2026 to 2025		September 30, 2026 to 2025
	Same-Store	Non-Same-Store	Same-Store	Non-Same-Store
Office Properties
La Jolla Commons (1)	X		X	X
Coastal Collection at Torrey Reserve (formerly Torrey Reserve Campus)	X		X
Torrey Point	X		X
Solana Crossing	X		X
The Landmark at One Market	X		X
One Beach Street (2)	X		X
First & Main	X		X
Lloyd Portfolio	X		X
City Center Bellevue	X		X
14Acres	X		X
Timber Ridge	X		X
Timber Springs	X		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Genesee Park (3)	X			X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
Solana Crossing - Land		X		X
Lloyd Portfolio - Land (2)		X		X

Third Quarter 2026 Supplemental Information	Page 41

GLOSSARY OF TERMS (CONTINUED)

(1)     La Jolla Commons Tower III is considered same-store for the three months ended September 30, 2026 and non-same-store for the nine months ended September 30, 2026, as it was placed into service on April 1, 2025.
(2)    One Beach Street and Lloyd Portfolio - Land were previously included as redevelopment property. One Beach Street is considered same-store for the three and nine months ended September 30, 2026 as it was placed into operations on August 1, 2024. Lloyd Portfolio - Land is not leased and has no active redevelopment activity; as such it is included within the non-same-store portfolio.
(3)    Genesee Park is considered same-store for the three months ended September 30, 2026 and non-same-store for the nine months ended September 30, 2026, since it was acquired on February 28, 2025.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e., expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2026 Supplemental Information	Page 42